EXHIBIT 99.1

( BW)(CA-PACER-INTL)(PACR) Pacer International Reports 2nd Quarter 2005 Results: Revenues up 7.8 Percent and 9.0 Percent for the 2nd Quarter and Year-To-Date, Respectively, Reflecting Company-Wide Growth; Income Affected by Write-Offs; Adjusted Income Up Strongly

Business, Logistics and Transportation Editors

CONCORD, Calif.—(BUSINESS WIRE)—August 2, 2005—Pacer International, Inc. (Nasdaq:PACR), the non-asset based North American third-party logistics and freight transportation provider, today reported financial results for the three- and six-month periods ended July 1, 2005.

SECOND QUARTER RESULTS

For the quarter ended July 1, 2005, revenues increased to $454.6 million, or 7.8 percent, from $421.6 million in the 2004 quarter, reflecting growth in both the wholesale and retail segments. However, primarily as a result of the company’s decision to write off $11.3 million of previously capitalized computer software development costs, on an as-reported basis, income from operations for the second quarter of 2005 decreased by $7.8 million compared to the same quarter of 2004, and net income decreased to $4.6 million from $9.5 million in the 2004 quarter. Diluted earnings per share decreased to $0.12 from $0.25 a year earlier. The company had $32.0 million of cash flow from operations in the second quarter, an improvement of $15.9 million from the same period in 2004, and paid down $15.0 million of debt. The second quarter operating results also include $1.9 million of pre-tax charges related to legal cases settled and/or agreed in principle, equivalent to approximately $0.03 per diluted share.

Net income, adjusted to exclude the $11.3 million of pre-tax costs ($6.7 million after-tax) related to the software write-off, increased to $11.3 million in the second quarter of 2005 from $9.5 million in the same quarter of 2004, a gain of 18.9 percent. Adjusted diluted earnings per share increased to $0.30 from $0.25 in the second quarter of 2004, up 20.0 percent. Similarly, adjusted income from operations for the second quarter of 2005 increased 19.9 percent to $21.1 million from $17.6 million a year earlier.

Note: A tabular reconciliation of the differences between the adjusted financial results set forth above and elsewhere in this press release and financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) is contained in the financial summary statements attached to this press release.

“We are pleased with the fundamental progress in the company’s on-going business, notwithstanding the impact of the non-cash write-off of computer software and the costs of the legal settlements,” said Don Orris, chairman and chief executive officer. “Income from operations for our retail segment increased more than 36 percent for the second quarter of 2005 compared to the like quarter of 2004, and adjusted income from operations for our wholesale segment rose almost 23 percent,” added Orris.

YEAR-TO-DATE RESULTS

For the six months ended July 1, 2005, on an as-reported basis, net income decreased to $15.9 million from $18.9 million in the same period last year. Diluted earnings per share decreased to $0.42 from $0.49 a year earlier. Income from operations decreased by $4.7 million, or 13.2 percent, compared to the 2004 period. Revenues increased to $914.7 million from $839.1 million in the 2004 period. The 2005 results include the write-off of the software development costs and the $1.9 million of pre-tax litigation-related charges.

Adjusted net income, excluding the $11.3 million of pre-tax costs ($6.8 million after-tax) related to the software write-off, increased to $22.7 million from $18.9 million in the 2004 period, a gain of 20.1 percent. Adjusted diluted earnings per share increased to $0.60 from $0.49 in the 2004 period, up 22.4 percent. Adjusted income from operations for the 2005 period increased 18.5 percent to $42.2 million from $35.6 million a year earlier.

CONFERENCE CALL TODAY — Pacer International will hold a conference call for investors, analysts, business and trade media, and other interested parties at 5:00 p.m. Eastern Time today (Tuesday, August 2). To participate, please call five minutes early by dialing (877) 209-0397 (in USA) and ask for “Pacer Second Quarter Earnings Call.” International callers can dial (612) 332-0932.

Alternatively, an audio-only, simultaneous Web cast of the live conference call can be accessed through the Investor Relations link on the company’s Web site at www.pacer-international.com. For persons unable to participate in either the conference call or the Web cast, a digitized replay will be available from August 2 at 10:15 p.m. Eastern Time to September 2 at 11:59 p.m. Eastern Time. For the replay, dial (800) 475-6701(USA) or (320) 365-3844 (international), using access code 787248. Alternatively, a replay can be accessed through the Investor Relations link on the company’s Web site at www.pacer-international.com.

ABOUT PACER INTERNATIONAL— Pacer International, a leading non-asset based North American third-party logistics and freight transportation provider, offers a broad array of logistics and other services through its subsidiaries and divisions to facilitate the movement of freight from origin to destination. Its wholesale services include Stacktrain (cost-efficient, two-tiered rail transportation for containerized shipments) and cartage (local trucking) services, and its retail services include intermodal marketing, truck brokerage, truck services, warehousing and distribution, international freight forwarding, and supply-chain management services. Pacer International is headquartered in Concord, California. Its business units Pacer Stacktrain and Pacer Global Logistics are headquartered in Concord, California, and in Dublin, Ohio, respectively. Web sites: www.pacer-international.com, www.pacerstack.com, and www.pacerglobal.com.

USE OF NON-GAAP FINANCIAL MEASURES: This press release contains “non-GAAP financial measures” as defined by the Securities and Exchange Commission, including adjusted diluted earnings per share, adjusted net income and adjusted income from operations for the wholesale segment and on a consolidated basis. These non-GAAP measures which exclude the effect of the company’s write-off of computer software in the second quarter of 2005, are used by Management and the Board of Directors in their analysis of the company’s ongoing core operating performance. Management believes that these non-GAAP financial measures by excluding the impact of the non-cash write-off provide useful supplemental information that is essential to a proper understanding of the operating results of the company’s core businesses and allows investors to more easily compare operating results from period to period. A tabular reconciliation of the differences between the non-GAAP financial information discussed in this release and the most directly comparable financial information calculated and presented in accordance with GAAP is contained in the financial summary statements attached to this press release.

CERTAIN FORWARD-LOOKING STATEMENTS — This press release contains or may contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements are based on the company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are general economic and business conditions; congestion, work stoppages, capacity shortages or weather related issues and service disruptions affecting our rail and motor transportation providers; industry trends, including changes in the costs of services from rail and motor transportation providers; changes in our business strategy, development plans or cost savings plans; the loss of one or more of our major customers; competition; availability of qualified personnel; the frequency or severity of accidents, particularly involving our trucking operations; changes in, or the failure to comply with, government regulations; changes in interest rates; difficulties in maintaining or enhancing our information technology systems; our ability to integrate acquired businesses; terrorism and acts of war; and increases in our leverage. Additional information about these and other factors that could affect the company’s business is set forth in the company’s various filings with the Securities and Exchange Commission, including those set forth in the company’s annual report on Form 10-K for the year ended December 31, 2004 filed with the SEC on March 14, 2005. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake any obligation to update such forward-looking statements whether as a result of new information, future events or otherwise.

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Note to editors: Issued by Steve Potash and Company, tel.

510/865-0800, or steve@potashco.com

CONTACT: Pacer International

Larry Yarberry, 925-887-1577 (CFO)

Cell: 925-890-9245

lyarberry@pacerintl.com

Pacer International, Inc.

Consolidated Balance Sheet

($ millions)

July 1, 2005
(Unaudited)
Assets
Current assets
Cash and cash equivalents	$—
Accounts receivable,net	206.9
Prepaid expenses and other	10.8
Deferred income taxes	2.8

Total current assets	220.5

Property and equipment
Property, plant & equipment at cost	92.0
Accumulated depreciation	(55.6)

Property and equipment, net	36.4

Other assets
Intangible assets, net	288.3
Deferred income taxes	14.9
Other assets	16.5

Total other assets	319.7

Total assets	$576.6

Liabilities & Equity

Current liabilities
Current maturities of long-term debt and capital leases	$—
Book overdraft	11.3
Accounts payable and accrued liabilities	157.2

Total current liabilities	168.5
Long-term liabilities
Long-term debt and capital leases	124.0
Other	2.2

Total long-term liabilities	126.2

Stockholders’ equity
Common stock	0.4
Paid In capital	276.8
Other	(0.1)
Retained earnings	4.9
Accumulated other comprehensive loss	(0.1)

Total stockholders’ equity	281.9

Total liabilities and equity	$576.6

Pacer International, Inc.

Unaudited Consolidated Statement of Cash Flows

($ in millions)	6 Months 2005
Cash Flows from Operating Activities
Net income	$15.9
Adjustments to net income

Depreciation and amortization	3.5
Deferred income taxes	(2.1)
Loss on write-off of computer software	11.3
Change in receivables	25.2
Change in other current assets	(0.6)
Change in current liabilities	(8.8)
Other	(5.8)

Net cash provided by operating activities	38.6

Cash Flows from Investing Activities
Capital expenditures	(2.1)
Proceeds from sales of property and equipment	—

Net cash used for investing activities	(2.1)

Cash Flows from Financing Activities
Book overdraft	(7.3)
Proceeds from issuance of common stock	1.0
Debt, revolver, net and capital lease payments	(30.0)

Net cash used for financing activities	(36.3)

Effect of exchange rate changes on cash	(0.2)

Net change in cash and cash equivalents	—

Cash at beginning of period	—

Cash at end of period	$—

Pacer International, Inc.

Reconciliation of As Reported Financial Results to As Adjusted Financial Results

For the Three Months Ended July 1, 2005 and June 25, 2004

In millions, except share and per share amounts

Unaudited

	2nd Quarter 2005				2nd Quarter 2004 As Reported Results	As Adjusted Variance 2005 vs 2004%
Item	As Reported Results	Adjustments		As Adjusted Results
Income from operations-wholesale segment	$12.3	$ 11.3	1/	$23.6	$19.2	$4.4	22.9%
Income from operations-retail segment	3.0	—		3.0	2.2	0.8	36.4%
Income from operations-corporate	(5.5)	—		(5.5)	(3.8)	(1.7)	44.7%
Interest expense	2.0	—		2.0	2.2	(0.2)	-9.1%

Income before income taxes	7.8	11.3		19.1	15.4	3.7	24.0%
Income taxes	3.2	4.6	2/	7.8	5.9	1.9	32.2%

Net income	4.6	6.7		11.3	9.5	1.8	18.9%

Diluted earnings per share	$0.12	$0.18		$0.30	$0.25	$0.05	20.0%

Weighted average shares outstanding	37,993,025	37,993,025		37,993,025	38,163,543	(170,518)	-0.4%

1/	Write-off of costs related to the development of Stacktrain computer software.
2/	Income tax effect of the write-off at the effective rate.

Pacer International, Inc.

Reconciliation of As Reported Financial Results to As Adjusted Financial Results

For the Six Months Ended July 1, 2005 and June 25, 2004

In millions, except share and per share amounts

Unaudited

	Six Months 2005				Six Months 2004	As Adjusted Variance 2005 vs 2004%
Item	As Reported Results	Adjustments		As Adjusted Results	As Reported Results
Income from operations-wholesale segment	$35.1	$11.3	1/	$46.4	$38.2	$8.2	21.5%
Income from operations-retail segment	5.4	—		5.4	4.2	1.2	28.6%
Income from operations-corporate	(9.6)	—		(9.6)	(6.8)	(2.8)	41.2%
Interest expense	4.4	—		4.4	4.9	(0.5)	-10.2%

Income before income taxes	26.5	11.3		37.8	30.7	7.1	23.1%
Income taxes	10.6	4.5	2/	15.1	11.8	3.3	28.0%

Net income	15.9	6.8		22.7	18.9	3.8	20.1%

Diluted earnings per share	$0.42	$0.18		$0.60	$0.49	$0.11	22.4%

Weighted average shares outstanding	37,990,773	37,990,773		37,990,773	38,198,495	(207,722)	-0.5%

1/	Write-off of costs related to the development of Stacktrain computer software.
2/	Income tax effect of the write-off at the effective rate.

Pacer International, Inc.

Unaudited Consolidated Statements of Operations

($ millions)

	2nd Quarter 2005				Six Months 2005
	Wholesale	Retail	Corp./Elim.	Consolidated	Wholesale	Retail	Corp./Elim.	Consolidated
	GAAP				GAAP

Revenues	$261.9	$234.8	$(42.1)	$454.6	$525.1	$470.1	$(80.5)	$914.7

Cost of purchased transportation	192.6	202.7	(42.1)	353.2	383.2	407.8	(80.5)	710.5
Direct operating expenses	27.1	—		27.1	57.9	—	—	57.9
Selling, general & admin. expenses	17.8	28.2	5.5	51.5	35.8	55.2	9.6	100.6
Write-off of computer software	11.3	—	—	11.3	11.3	—	—	11.3
Depreciation expense	0.8	0.9	—	1.7	1.8	1.7	—	3.5

Income from operations	12.3	3.0	(5.5)	9.8	35.1	5.4	(9.6)	30.9

Interest expense				2.0				4.4

Income before income taxes				7.8				26.5

Income tax				3.2				10.6

Net income				$4.6				$15.9

Diluted Earnings Per Share				$0.12				$0.42

Pacer International, Inc.

Unaudited Consolidated Statements of Operations

($ millions, except per share amounts)

	2nd Quarter				Six Months
	2005	2004	Variance	%	2005	2004	Variance	%
	GAAP				GAAP
Segments

Revenues
Wholesale	261.9	224.2	37.7	16.8%	525.1	462.4	62.7	13.6%
Retail	234.8	223.4	11.4	5.1%	470.1	433.7	36.4	8.4%
Cons. Entries	(42.1)	(26.0)	(16.1)	-61.9%	(80.5)	(57.0)	(23.5)	41.2%

Total	454.6	421.6	33.0	7.8%	914.7	839.1	75.6	9.0%

Income from Operations
Wholesale	12.3	19.2	(6.9)	-35.9%	35.1	38.2	(3.1)	-8.1%
Retail	3.0	2.2	0.8	36.4%	5.4	4.2	1.2	28.6%
Corporate	(5.5)	(3.8)	(1.7)	-44.7%	(9.6)	(6.8)	(2.8)	-41.2%

Total	9.8	17.6	(7.8)	-44.3%	30.9	35.6	(4.7)	-13.2%

Net Income	4.6	9.5	(4.9)	-51.6%	15.9	18.9	(3.0)	-15.9%

Diluted Earnings per Share	$0.12	$0.25	$(0.13)	-52.0%	$0.42	$0.49	$(0.07)	-14.3%